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THIS FILING CONSISTS OF A CONFERENCE CALL TRANSCRIPT

Conference Call Transcript

PA—Intelsat and PanAmSat to Merge

Event Date/Time: Aug. 29, 2005/11:00AM ET
Event Duration: 37 min

CORPORATE PARTICIPANTS

Tony Trujillo
Intelsat—SVP-Corporate Services & Government Relations

Dave McGlade
Intelsat—CEO

Joe Wright
PanAmSat—CEO

Phil Spector
Intelsat—General Counsel, EVP

CONFERENCE CALL PARTICIPANTS

Peter Desaldine
Space News—Analyst

Bill Alpert
Barron's—Analyst

Elaine VanDyne
Financial Times—Analyst

Jason Bates
Via Satellite—Analyst

Darrell Barker
Financial Times—Analyst

Adrian Crouch
Communications Daily—Analyst

Nick Mitsis
Via Satellite—Analyst

Sinead Carew
Reuters—Analyst

Anthony Massucci
Bloomberg News—Analyst

Lou Whiteman
The Deal—Analyst

PRESENTATION

Operator

        Good day, everyone, and welcome to today's media call to discuss the merger of Intelsat and PanAmSat. As a reminder, today's call is being recorded.

        For opening remarks and introductions, I will now turn the conference over to Tony Trujillo, Senior Vice President of Corporate Services and Government Relations for Intelsat. Mr. Trujillo, please go ahead.

Tony Trujillo—Intelsat—SVP-Corporate Services & Government Relations

        Good morning, everyone, and thank you for joining us on this very exciting day for Intelsat and PanAmSat. With me this morning are Dave McGlade, Chief Executive Officer of Intelsat, and Joe Wright, Chief Executive Officer of PanAmSat. We appreciate your interest in the news regarding the merger of our two companies. I would now like to turn the proceedings over to Dave McGlade.

Dave McGlade—Intelsat—CEO

        Thanks, Tony. Good morning, everyone, and thank you for joining us. I'm Dave McGlade, Chief Executive Officer of Intelsat, and with me here today is Joe Wright, CEO of PanAmSat.

        This morning we announced that PanAmSat and Intelsat have reached a definitive merger agreement under which Intelsat will acquire PanAmSat for $3.2 billion plus the assumption or refinancing of PanAmSat's outstanding debt. This is terrific news for both of our companies.

        Today we are creating a world-class communication solutions provider with enhanced global reach and reliability. This Company will lead the industry into a new age of technological advancement and customer service. Our combined customer base in more than 220 countries and territories worldwide will be served by a fleet of 53 satellites. We will be a leader in the overall global communications market in the satellite sector, as well as in the delivery of digital video content.

        Together, we will have a more comprehensive suite of video, voice and data products, including consumer broadband by satellite, HDTV, Video on Demand and iPTV. This will give our customers the ability to build regional and global networks with much greater efficiency.

        Our two companies have competed for many years, but we also complement each other in our customer, product and geographic focus. We share the same commitment to the highest standards and the drive to be the best. PanAmSat has strong relationships with its video-centric customer base, including the leaders in cable TV programming. They've also built a great direct-to-home business in the Americas.

        At Intelsat, we have been a pioneer in reaching a number of developed and emerging markets through our network service providers, video partners and with governments throughout the world. Together, the combined Company can expand its reach while better serving existing customers.

        They will be better served by a larger range of services and increased resiliency and reliability. But this is not just about satellites and services; it is also about the people. Both PanAmSat and Intelsat are companies built on technological expertise and experience, and we will be bringing together the best of each organization to the new Company.

        We have not made final decisions on many of the key issues that you may have questions about, but with that said, I will be the CEO of the new Company and we expect that Joe will be the Chairman of the Board. I look forward to building a combined leadership team as well.

        We will also be using Intelsat's Washington D.C. headquarters as the administrative headquarters in the U.S. And we are working under the assumption that the new Company will keep the Intelsat name. During the coming weeks and months, we will be letting our employees and the rest of you know more about our transition and integration plans.

        Now let me take a few minutes to talk about the specifics of this transaction. Under the terms of the agreement, which is approved by the Boards of Directors of both companies, Intelsat will acquire all outstanding common shares of PanAmSat for $25 per share in cash, and we will either refinance or assume an additional $3.2 billion in debt from PanAmSat Holding Corporation.

        We have received financing commitments for the full amount from a group of financial institutions led by Deutsche Bank, Citigroup, Credit Suisse First Boston and Lehman Brothers. We expect to close this transaction within the next 6 to 12 months, once we receive clearances from the relevant regulatory agencies, including the appropriate U.S. government antitrust authorities and the FCC.

        Also, prior to the close of the transaction, Intelsat Bermuda Limited will transfer substantially all of its assets and liabilities to a newly formed, wholly-owned subsidiary that we will create in connection with this transaction. A substantial portion of the new financing is expected to be raised at Intelsat Bermuda Limited.

        Other specifics about the structure will be clearly outlined in the merger agreement that is expected to be filed today.

        We are confident that the new Company will have enhanced financial strength, with the ability to grow revenues and free cash flow. We expect to leverage the cost benefits of combining our companies. We also expect to generate pro forma revenues of approximately $1.9 billion annually, which will get us ample resources for future capital expenditures. At the same time, we will maintain substantial free cash flow from operations.

        We think we can leverage our combined assets to build one world-class Company from two great companies. We have worked against each other and now we will be working together to lead this industry into the next phase of its development.

        I look forward to the challenges ahead and to spending more time with Joe Wright and his team, who have built a formidable company. Now Joe will say a few words and then we will open this up to the press for Q&A. Over to you, Joe.

Joe Wright—PanAmSat—CEO

        Thanks, Dave, for those kind words. You were right when you said that PanAmSat has a strong video business, delivering more television channels than any other satellite operator in the world, over 2000. We are also the leader in cable television program and have built a great DTH business around the world.

        And at Intelsat, you been the leader in providing telephony and data to the international markets and you clearly have been the largest provider of satellite services to our U.S. Government, which is, as you know, the largest FSS customer in the world.

        Now I'm convinced that we each could have carried on with very successful process of building our companies and creating value. But instead, we really have taken this opportunity to combine and create a premier satellite based communications company that is going to be good for everybody.

        As you know, our industry has been shaped by several important mergers, including Galaxy and PanAmSat, which basically put together the domestic and the international fleets; by SES Astra of Luxembourg and Americom, which put together the European and the American fleets, and then others. As with those combinations, this strategic merger will be very positive for our industry—I'm convinced it will—as well as for all of our customers, including the U.S. Government.

        It's also very positive for PanAmSat shareholders, who will receive $25 a share at closing, which is over a 25% premium to the market and a 40% premium over the IPO price of five months ago. They will also get to receive their dividends at an annual rate of $1.55 per share or more until closing.

        So as Dave said, we are going to take the best of the best of each company's assets, technology and, most important, people to form the new enterprise whose employees will be proud for working for a premier satellite based communication Company.

        Dave, I also look forward to working with you and the Intelsat team closely on building this company. It's going to be one of the best. Shall we now take questions?

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) Peter Desaldine (ph), Space News.

Peter Desaldine—Space News—Analyst

        Good morning to both of you. Two questions. First, could you give us an idea of when negotiations started in earnest between the two companies and when your boards approved the deal?

        And the second question is despite the complementarity that you talked about, there is some overlap in what the two companies do in terms of cable (indiscernible) in the United States and a couple of markets outside of the United States—I'm thinking of Japan, parts of Africa. Are you assuming that you will have to dispose of some of your assets before you get regulatory clearance?

Phil Spector—Intelsat—General Counsel, EVP

        This is Phil Spector, General Counsel of Intelsat. Before we answer any questions, I should mention the Safe Harbor situation, with which you are all familiar. Obviously, when we are speaking, we are talking about forward-looking statements and none of those statements can be used or should be used as saying anything beyond what the parties mean today. This transaction is subject in its entirety to what will be filed with the Securities and Exchange Commission and to the documents that do set out there what exactly is going on in this transaction.

Dave McGlade—Intelsat—CEO

        This is Dave McGlade. To your first question, our boards approved this transaction over the weekend. We have been in talks for some time.

        In terms of the antitrust question, we have very complementary businesses. While Intelsat has been strong around the world, especially in developing countries with telecommunications business, broadband, corporate networking, PanAmSat has a strong presence in the Americas with its video business.

        So we feel that from a product standpoint, there is not too much overlap; from a customer standpoint, there is very little overlap. From a regional standpoint, the competition is really within the region, and more importantly, with the fiber companies. We look at them as our main competitor. So we feel we are in a position not to have to divest satellites and we are going to obviously take that position with all the regulatory authorities.

Joe Wright—PanAmSat—CEO

        This is Joe Wright. Also, I totally agree with that. From the standpoint of PanAmSat, remember, about two-thirds of our revenues, Dave, as you know, are video on it, and about half of all of them are in the United States. And most of the Intelsats are, as he mentioned, in the area of telephony and data and broadband and the Government and international. So I would say they are very complementary. And we really don't have that much overlap.

Dave McGlade—Intelsat—CEO

        That is right. Does that answer your question?

Peter Desaldine—Space News—Analyst

        It does. So basically you are saying that outside—even beyond the antitrust to the FCC in the United States, that in Japan or Europe you don't foresee any regulatory friction from this?

Dave McGlade—Intelsat—CEO

        No, we don't. I mean if we look at Europe, certainly SES and Utilsat have very strong positions in continental Europe, for continental Europe. And we don't have that much presence there beyond our international fleet that covers Middle East, Africa and Europe. The same with Japan, very competitive marketplace in Asia-Pacific in general.

Peter Desaldine—Space News—Analyst

        Okay, thanks.

Operator

        Bill Alpert from Barron's.

Bill Alpert—Barron's—Analyst

        Howdy. So tell us about demand going forward, either for video or for corporate data transmission. How do you measure that in terms of unused transponders and how do you see that growing or not growing?

Dave McGlade—Intelsat—CEO

        I will let Joe answer the video side. But in terms of corporate networking and broadband, I mean, that is an area that has been growing quickly. And we see that as a tremendous opportunity. And when we look at our business across the board, the Government sector has been growing nicely, the international private line business for Intelsat has been strong. So this is something that we see upside in virtually every sector of our business.

Bill Alpert—Barron's—Analyst

        Can you quantify that in any rough way, like filling extra (indiscernible) transponders compared to a year ago or whatever?

Dave McGlade—Intelsat—CEO

        Well, we are seeing certainly stable pricing. We are seeing good demand in North America, good demand in Middle East and Africa. Still some challenges in Latin America and in Asia-Pacific region. Otherwise, I wouldn't quantify specific trends within those product sets (multiple speakers) we've already released in our last results at the end of June.

Joe Wright—PanAmSat—CEO

        But I would say, in general, on growth, you look at the video market, it's projected to grow at about 3 to 4% on a CAGR per year. I think it is going to be higher than that because hi-def is already rolling out in the United States. And I think you're going to see it starting to roll out even further across the world over a longer period of time.

        You are seeing iPTV that is going to be rolling out in the United States. As your RBOCs, where they are not at the SBC or Verizon, and the rest of them have already announced their plans. So I think there is going to be an opportunity there. In many cases, in terms of the data networking or corporate networking, we are finding that many of the developing countries and the markets, the only way they're going to get connectivity is via satellite. And this is one of the areas that Intelsat is very strong on. And I think you are seeing companies like Northern Sky and the others that are projecting a CAGR of let's say like over 7% on that.

        And Dave, the U.S. government, their own numbers is a growth rate of over 10% a year. And when you take the combination of our companies, I think we are going to be able to improve our services to that important customer.

Dave McGlade—Intelsat—CEO

        That is right. It is all about what these applications are, and the more that get developed, the better we do. And we are seeing new applications coming into market that really help on the corporate network side.

Joe Wright—PanAmSat—CEO

        And the faster that we can bring these applications to market, it's going to help not only the market but the industry.

Dave McGlade—Intelsat—CEO

        It is really a strength of the companies coming together. With our financial resources, we can invest in new technologies, new services, as you said, with iPTV, HDTV, broadband. Next question.

Operator

        (OPERATOR INSTRUCTIONS) Elaine VanDyne (ph), Financial Times.

Elaine VanDyne—Financial Times—Analyst

        I wondered actually with there being indications for improvement in the market conditions, whether you think it will improve—how quickly it will improve in order for better—require new capacity to be required, or do you think the current capacity will continue to be sufficient for some time? Could you give some time indications of your views on that?

Dave McGlade—Intelsat—CEO

        Well, we think we are very good shape on capacity with the new fleets, 28 satellites for Intelsat, 25 from PanAmSat, with a worldwide fleet of 53 satellites. We have spare capacity, we also have the ability to flexibly move our fleet around so that we can capitalize on new revenue opportunities to the benefit of our customers.

        So I will just tell you that we put up a satellite, Intelsat America's eighth, back in June, which gave us needed Ku-, Ka-, and C-band capacity in the Americas. PanAmSat of course just purchased Europe*Star. And we have a program that we think is sufficient to match the revenue growth projections that Joe just mentioned to take us into the coming year. So I think we are in good shape.

Elaine VanDyne—Financial Times—Analyst

        Okay, thanks.

Operator

        Jason Bates, Via Satellite.

Jason Bates—Via Satellite—Analyst

        You actually just covered a lot of what I was going to ask. Could you just talk some more about—you have talked about the complementary stuff, but what else can you talk about in terms of the combined services you might be able to offer through this combination?

Joe Wright—PanAmSat—CEO

        I think one of them from our standpoint on the video side is that both of us have been separately working on the iPTV. And as you know, Jason, this is going to be an area that is going to be a growth area in the United States. It's going to change to a large extent the way consumers really do get their video coverage, when combined with the other services, which is also going to be telephony as well as your data.

        And the two companies right now together are going to be able to bring these products and service to the market much faster and I would say in a much more professional way, Dave, wouldn't you?

Dave McGlade—Intelsat—CEO

        Yes.

Joe Wright—PanAmSat—CEO

        (multiple speakers) than anything else.

Dave McGlade—Intelsat—CEO

        I mean just thinking of the iPTV opportunity, a natural for that is Video on Demand. So when we look at the whole suite of services in each category, from iPTV, High Definition Television, Video on Demand and to all the networking capability we will have, we are very, very excited about that.

Joe Wright—PanAmSat—CEO

        And you're going to be able to go interactive, once the technology has been put in place. And remember, PanAmSat developed video streaming about four or five years ago. And I've got to say, it was a pretty good product, Dave, that we are putting together; we are just five years ahead of the market. That is all.

        But then you go into some of the other networking applications in the developing countries, like what we are doing in Mexico right now. PanAmSat already has the largest VSAT network in Mexico. And that is the only way that many of those communities get any kind of connectivity outside of Mexico City. And so I'd say the two companies are going to be able to bring a very powerful market-based solution to many of those countries who need this. This is the only way they are going to get connectivity. And so I would say within those two areas, that is what I would pick up.

Dave McGlade—Intelsat—CEO

        I'm particularly excited about bringing those advanced technologies to the developing countries. And we can do that now.

Joe Wright—PanAmSat—CEO

        Yes, I agree.

Dave McGlade—Intelsat—CEO

        Better than we could have before individually.

Joe Wright—PanAmSat—CEO

        But that is going to make a big difference for those countries.

Jason Bates—Via Satellite—Analyst

        Thank you.

Operator

        Darrell Barker (ph), Financial Times.

Darrell Barker—Financial Times—Analyst

        Good morning. Can you give me any sense of the cost savings or other synergies that you expect to get from putting the two businesses together?

Dave McGlade—Intelsat—CEO

        We are going to be working on that over the coming weeks and months. Clearly, there are CapEx and OpEx synergies, and it would be just premature for me to speculate on how big they will be.

Darrell Barker—Financial Times—Analyst

        You won't give any idea of the significance of them?

Dave McGlade—Intelsat—CEO

        No, we will be developing those in the coming weeks.

Darrell Barker—Financial Times—Analyst

        And just one follow-up if I could. Just on pricing, you talked about competition with fiber. Given that there is a certain degree of pricing pressure or appears to be developing pricing pressure in that area, do you see that affecting yourselves?

Dave McGlade—Intelsat—CEO

        Well, we been experiencing that for years now.

Darrell Barker—Financial Times—Analyst

        You said earlier that pricing was reasonably stable.

Dave McGlade—Intelsat—CEO

        It is reasonably stable in many parts of the world; it has been under pressure in Latin America and in the Asia-Pacific region and in parts of Africa. But this is because of the fiber that has been deployed and the excess fiber that has been deployed over the last several years. So it is a regular competition for us and it is something we have been dealing with.

        And that is why we have been expanding to other product sets. In fact, combining our space segment with the terrestrial side, we have packaged the two together where it makes sense. We've done that with—occasionally used video for events and sports programming, and we do that into parts of Africa. We do wireless backhaul for operators around the world.

        So we have been connecting to other networks at the same time we been competing with other providers, and that is all part of what we've had to do to react to that competitive marketplace.

Darrell Barker—Financial Times—Analyst

        But do I take away from that that the U.S. is less significant pricing pressure than in Asia and Latin America?

Dave McGlade—Intelsat—CEO

        I think on the Ku-band side we've seen strong demand in North America and we've seen good pricing.

Operator

        Adrian Crouch (ph), Communications Daily.

Adrian Crouch—Communications Daily—Analyst

        Hi there. I have a couple questions here. Let's see—first of all, what happens to the rumored New Skies deal? Is that something that you can comment on or address?

        And what does this do sort of, since this would be such a massive consolidation, what does this do to sort of overall spectrum and orbital thought policy, as well as the impact on auxiliary sectors like manufacturing and launch?

Dave McGlade—Intelsat—CEO

        Maybe we will split some of that up. I will start with New Skies. We have regular conversations with a number of operators, and that is all I will say, is that that has been ongoing. We are announcing our merger with PanAmSat, which we think is the best combination for Intelsat.

        In terms of consolidation in the industry, this has been going on for sometime, and this is just the natural evolution for that. And frankly, when you look at the size of the communications industry, our sector, the satellite services sector, is very small. So SES of Luxembourg has been the major provider and now we are in a position I think to create more competition in the market.

Joe Wright—PanAmSat—CEO

        I totally agree with that. This is just a kind of continuation of the evolution that has already started. There were, I guess, 38 total satellite operators out there. But again, the satellite business is not a big part of the communication business, like Dave just mentioned. And the big transaction that occurred, you are absolutely right, was SES of Luxembourg and Americom.

        But again, PanAmSat today was formed by a merger that occurred some years ago. And so again, I think this is just kind of a normal step going forward in terms of creating a more mature industry that is better able to handle the market.

Dave McGlade—Intelsat—CEO

        On the manufacturing side, we are working with a number of manufacturers now. And we think they have a good opportunity to grow with us as we grow and replace our satellites over time.

Joe Wright—PanAmSat—CEO

        I totally agree with that.

Adrian Crouch—Communications Daily—Analyst

        Thank you.

Operator

        (OPERATOR INSTRUCTIONS) Nick Mitsis with Via Satellite.

Nick Mitsis—Via Satellite—Analyst

        Good morning, gentlemen. Thank you very much for this announcement today. Mr. Wright, I had a question directly to you and then I have one for you, Mr. McGlade. At the Satellite Show in 2004 you were vehemently opposed to large operator to large operator acquisitions. What has changed in the past year and a half that made this unification much more palatable for you?

Joe Wright—PanAmSat—CEO

        Let me kind of correct that just a little bit. At the time, I have said clearly that I thought consolidation was good for the industry and that I thought it was also inevitable. It was going to occur as "our industry" evolved and as we started going and getting a little bit more attuned to the market forces as well as the demand for global connectivity. Again, not regional but global connectivity.

        What I was trying to do at the time is everybody wanted to focus on the big deals. And there were a lot of opportunities out there on a smaller scale, like the acquisition we made of Europe*Star last month, like the joint venture we did with our partners, JSAT. And so what I was trying to do was get a point across that, look, don't just focus on the big deals, which basically a lot of the reporters like to; there is a lot of opportunities out there in the business across the board.

        However, I have made it very, very clear that from my point of view, that consolidation was not only inevitable but was good for the industry.

Nick Mitsis—Via Satellite—Analyst

        Thank you. Mr. McGlade, how does this merger affect your wholly-owned subsidiary of Government Services?

Dave McGlade—Intelsat—CEO

        I think it is extremely complementary. We have a leading position with the Government and military services. And the G2 business of PanAmSat does more of professional consulting and other types of areas that we haven't concentrated on. So we think by putting those together, we will be able to serve the governments around the world, the U.S. military, the Department of Homeland Security much better than we did before. So we are very enthusiastic that this is good for our business.

Nick Mitsis—Via Satellite—Analyst

        One final question for you. What is Intelsat's strategy in seamlessly transitioning some of the customer base of PanAmSat onto new contract structures, new pricing points and what have you, that will be a little bit hopefully a more seamless transition than what Intelsat experienced with the Loral Skynet acquisition?

Dave McGlade—Intelsat—CEO

        Let me just say that we are going to make this as seamless as possible for our customers, we are going to make it easy for our customers. We do not see that as a big deal. There are very few customers that we have that we share together so we are going to assume those contracts are good long-term contracts, strong backlog—over $8 million in backlog on a pro forma basis for this combined Company. We really don't see that as a major issue.

        I can't comment on Loral, but I think the customers are satisfied with the way we are serving them. And we are going to do everything possible to provide a better experience from the great experience they have today for all of our customers through more flexibility and better resilience of our fleet.

Joe Wright—PanAmSat—CEO

        Not only that, Dave—this is Joe again. With many of our customers, particularly the large video customers, we extend their contracts right now as they go and get additional HD channels, which are primarily expansion rather than replacement. And remember, two-thirds of all of our revenue, I mean—pardon me, one-third of all of our revenues go across the international fleet.

        And this is going to be good news for our customers like the CNNs and the HBOs that are going more and more international. So from that standpoint, I think it is not only going to be seamless, but it's going to be welcome news for our customers.

Nick Mitsis—Via Satellite—Analyst

        Okay, great.

Operator

        Sinead Carew, Reuters.

Sinead Carew—Reuters—Analyst

        Hi, guys. I'm wondering just basically is there one overriding reason for the deal? Is the savings? Are the savings going to be big enough—I know you are still working them out—or is there one thing—you guys just wanted to get bigger? What is the key reason?

        Also, in terms of where you see the savings coming from, will there be job cuts or will there be consolidation of ground operations, or just in general if you can give me some color on that.

Dave McGlade—Intelsat—CEO

        I'll just say from a deal perspective we were very impressed with the customer base and the business of PanAmSat. Most attracted to the cable television and direct-to-home businesses, but they have a terrific government and network business as well that is complementary to ours, as I mentioned.

        Certainly we will be looking for operational savings and capital expenditures savings. And really it's about looking at the best assets we have, the best people, and making sure that we build the strongest business going forward for our owners and for our customers.

        So no specifics on that, but we are going to put in a transitional team that will go through area by area so that we can build the strongest company possible. And I will be working very closely with Joe and his senior leadership team with my team.

Joe Wright—PanAmSat—CEO

        I think it is also fair to say also, Dave, don't you, that from a marketplace standpoint, the two companies are highly complementary. We just don't have that much overlap, we don't have that much more competition with each other in the market. And so, Sinead, I know that a lot of them are going to be looking at "operating and all of the rest of it." But I would say the strongest synergy we are going to have is from the marketplace and bringing the technology to the marketplace.

Dave McGlade—Intelsat—CEO

        Go ahead, I'm sorry.

Sinead Carew—Reuters—Analyst

        So how many employees do you have between you? And do you think there will be some job cuts? You make it sound like there might be.

Dave McGlade—Intelsat—CEO

        We have approximately 800 at Intelsat.

Joe Wright—PanAmSat—CEO

        We have a little over 600. But remember also, Sinead, that we were 850 plus about four years ago when I came on in. So we are down to around 600 right now.

Sinead Carew—Reuters—Analyst

        Okay. Great. And you mentioned—sorry if you were just about to say something else—but you mentioned and you have said before in the past that there are a lot of small deals out there. I mean, do you still think that there is a lot more consolidation that still needs to happen, whether it's even just partnerships or—?

Joe Wright—PanAmSat—CEO

        Again, as the former caller came in, and you and I have talked about this quite a bit in the past, as you see deregulation occurring across the rest of the world, many of these smaller locals and the regional operators can come in with—it doesn't have to be an acquisition, it doesn't have to be a merger or something (indiscernible). It can be a joint venture they can be very, very positive from the standpoint of a local area bringing connectivity into their country.

        And again, you've got 38, now 37 operators, after we acquired Europe*Star, and I believe those are very complementary opportunities for the large global fleets. I try to push everybody away from acquisitions because it doesn't have to be that way. And like we just put together a very positive joint venture with JSAT.

        So again, I try to go and not leave out the small guys. The small guys also play an important role here or something like that. And I think there are good opportunities there.

Dave McGlade—Intelsat—CEO

        Just to echo that, I think we can strengthen and help the regional players.

Joe Wright—PanAmSat—CEO

        Absolutely, there is no question about it. I think we are already doing it.

Sinead Carew—Reuters—Analyst

        Okay, so you're going to continue to do that, to try and hook up with the smaller guys?

Dave McGlade—Intelsat—CEO

        We will look at opportunities as they present themselves.

Sinead Carew—Reuters—Analyst

        Okay, great. Thanks very much. And oh, one last question—sorry. In terms of general capacity, I don't know if this is sort of average in Intelsat what the usage is and average at PanAmSat that you can throw out there?

Joe Wright—PanAmSat—CEO

        Right now at PanAmSat we have a utilization on the core fleet of approximately 74%.

Dave McGlade—Intelsat—CEO

        At Intelsat we are approximately 63%, so we've got good headroom to really exploit these assets.

Sinead Carew—Reuters—Analyst

        Okay, great. Thanks very much.

Operator

        Anthony Massucci, Bloomberg News.

Anthony Massucci—Bloomberg News—Analyst

        Good afternoon, gentlemen. How will this deal be financed? What I'm getting at is can the Company comfortably take on additional debt once it is combined?

Dave McGlade—Intelsat—CEO

        Yes, we are working with Deutsche Bank, Citigroup, CSFB and Lehman, and they have fully backed the deal. In the coming months, we are going to be going through that whole debt financing opportunity. So we feel the timing in the market is very good for us and that our cash flows are strong, our revenue is predictable and it is growing, and that our capital expenditures are also under control. So it is, I think, it very good situation for us right now and we feel confident we will be in good shape.

Anthony Massucci—Bloomberg News—Analyst

        I just look forward to hearing more, if you could be more specific, when you are saying you are in a position to create more competition in the market. Can you be more specific as to what you mean by that down the road?

Dave McGlade—Intelsat—CEO

        Well, what we mean is by being able to invest in new services, it helps create new opportunity, and with new opportunity, it allows all of the other operators to drive demand. And with that, we think we help grow the business and spur new investment across the board.

Anthony Massucci—Bloomberg News—Analyst

        Thank you.

Dave McGlade—Intelsat—CEO

        You are welcome.

Operator

        Lou Whiteman, The Deal.

Lou Whiteman—The Deal—Analyst

        Yes, a quick question for you. How many satellites would the combined Company have over North America combined in the fleets? Hello?

Dave McGlade—Intelsat—CEO

        Yes, we are just thinking.

Joe Wright—PanAmSat—CEO

        We are counting on our fingers.

Lou Whiteman—The Deal—Analyst

        Okay, sorry.

Dave McGlade—Intelsat—CEO

        It will be about 20 satellites in the North American arc.

Lou Whiteman—The Deal—Analyst

        And with SES Americom, I think they have a good number too, 15 or so. Does this create, I guess, a duopoly or is there—outside of the terrestrial guys—but is it basically going to be the two of you duking out over North America now?

Dave McGlade—Intelsat—CEO

        No, there are other players as well.

Joe Wright—PanAmSat—CEO

        But again, remember the biggest competition, Dave, is really from fiber and a lot of the other companies that are delivering a lot more signals than we are. And so while you also look at it from the standpoint of Astra and Utilsat in Europe, our competition is really coming from the terrestrial operators and more and more so every day.

Dave McGlade—Intelsat—CEO

        And this is not limited just to C-band and Ku-band capacity. There of course is ka-band capacity.

Joe Wright—PanAmSat—CEO

        That is true. (multiple speakers) more and more, absolutely.

Lou Whiteman—The Deal—Analyst

        Okay, thanks guys.

Dave McGlade—Intelsat—CEO

        You are welcome.

Operator

        And that is all the time we have today for questions. Mr. Trujillo, I'd like to turn the call back to you for any additional or closing remarks.

Tony Trujillo—Intelsat—SVP-Corporate Services & Government Relations

        We would just like to thank everyone who joined us on this very exciting day for our companies and we look forward to talking with you again in the future. Thank you.

Dave McGlade—Intelsat—CEO

        Thank you very much.

Operator

        Once again, thank you all for joining us. That does conclude today's presentation. Have a wonderful afternoon.

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[Insert Transcript of Conference Call]

Safe Harbor under Private Securities Litigation Reform Act of 1995

        This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words like "estimate," "plan," "project," "anticipate," "expect," "intend," "outlook," "believe" and other similar expressions are intended to identify forward-looking statements and information. Such statements include, but are not limited to, statements about PanAmSat's future financial results, plans, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may materially differ from those set forth in these forward-looking statements.

        PanAmSat may not be able to consummate the proposed transaction on the terms on which the parties have agreed, or at all, due to a number of factors, including, but not limited to, the failure to obtain the requisite governmental approvals or the financing to pay the consideration or the failure to satisfy any of the other conditions to consummation the transaction. In addition, other factors that could cause PanAmSat's results to differ materially from those described in the forward-looking statements can be found in PanAmSat's registration statement on Form S-1 (File No. 33-121463) filed with the Securities and Exchange Commission, as such registration statement became effective on March 16, 2005.

About the Proposed Transaction

        Stockholders are urged to read the definitive proxy statement regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the definitive proxy statement, as well as other filings with the Securities and Exchange Commission (SEC) containing information about PanAmSat, without charge at the SEC's website (http://www.sec.gov), or by directing a request to Investor Relations, PanAmSat Holding Corporation, 20 Westport Road, Wilton, Connecticut 06897.

        PanAmSat, its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Some information regarding some of these participants is set forth in PanAmSat's registration statement on Form S-1 (File No. 33-121463) filed with the SEC, as such registration statement became effective on March 16, 2005. Other information regarding the participants in the proxy solicitation, including a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

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